National General Holdings Corp. Reports Second Quarter 2019 Results

NEW YORK, July 29, 2019 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) reported second quarter 2019 net income of $69.0 million or $0.60 per diluted share, compared to net income of $36.7 million or $0.34 per diluted share in the second quarter of 2018. Second quarter 2019 operating earnings (non-GAAP)(1) was $78.1 million or $0.67 per diluted share compared to $59.5 million or $0.54 per diluted share in the second quarter of 2018.

Second Quarter 2019 Highlights versus Second Quarter 2018*

•	Net earned premium grew $92.9 million or 10.4% to $984.0 million driven by organic growth in our P&C segment of 11.3% and in our A&H segment of 6.3%.

•
The overall combined ratio(12,13) was 90.9% compared to 92.1% in the prior year’s quarter, excluding non-cash amortization of intangible assets. The P&C segment reported a decrease in combined ratio to 92.6% from 92.9% in the prior year’s quarter. The A&H segment reported a decrease in combined ratio to 82.6% from 88.6% in the prior year’s quarter, driven by strong operating results in our small group self-funded and individual products.

•	Service and fee income grew 12.1% to $166.0 million, driven by organic growth primarily in our group administration fees and third party technology services fees within our A&H segment.

•
Stockholders’ equity was $2.48 billion and fully diluted book value per share was $17.48 at June 30, 2019, growth of 11.6% and 14.6%, respectively, from December 31, 2018. Our trailing twelve month operating return on average equity (ROE)(14) was 15.2% as of June 30, 2019.

•
Second quarter 2019 operating earnings (non-GAAP)(1) primarily excludes $4.2 million or $0.04 net loss on investments and $5.6 million or $0.05 per share of non-cash amortization of intangible assets, net of tax.

Barry Karfunkel, National General’s CEO, stated: “Our second quarter 2019 results continue to highlight the earnings capabilities of our platform. Our P&C segment was able to generate a 92.6% combined ratio. Our A&H segment continues to grow profitably with a combined ratio of 82.6% in the quarter, utilizing our suite of products and owned distribution. I am pleased with the continued execution of our strategy of focused underwriting discipline.”

*NOTE: Unless specified otherwise, discussion of our second quarter 2019 and 2018 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Overview of Second Quarter 2019 as Compared to Second Quarter 2018

•
Property & Casualty - Gross written premium decreased by 4.2% to $1,021.1 million, net written premium increased by 15.0% to $786.5 million, and net earned premium increased by 11.3% to $818.0 million. Service and fee income grew 7.6% to $113.1 million compared to $105.2 million in the prior year’s quarter. Excluding non-cash amortization of intangible assets, the combined ratio(12,13) was 92.6% with a loss and LAE ratio of 72.6% and an expense ratio(11,13) of 20.0%, versus a prior year combined ratio of 92.9% with a loss and LAE ratio of 73.5% and an expense ratio of 19.4%. The loss and LAE ratio was impacted by pre-tax catastrophe losses of approximately $18.4 million primarily related to weather-related events in the second quarter 2019, compared to $20.5 million of losses in the second quarter 2018. Unfavorable loss development was $10.4 million in the second quarter 2019, compared to favorable loss development of $5.4 million in the second quarter 2018.

•
Accident & Health - Gross written premium grew by 9.5% to $171.7 million, net written premium grew by 9.7% to $152.7 million, and net earned premium grew by 6.3% to $166.0 million. The A&H gross written premium increase was driven by the continued growth across the entire book. Service and fee income grew 23.3% to $52.9 million compared to $42.9 million in the prior year’s quarter, primarily driven by group administration fees and third party technology services fees. Excluding non-cash amortization of intangible assets, the combined ratio(12,13) was 82.6% with a loss and LAE ratio of 52.0% and an expense ratio(11,13) of 30.6%, versus a prior year combined ratio of 88.6% with a loss and LAE ratio of 56.6% and an expense ratio of 32.0%. The loss and LAE ratio reflects continued strong performance in both small group self-funded and individual products. Favorable loss development was $8.1 million in the second quarter 2019, compared to $8.0 million in the second quarter 2018.

•
Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $121.1 million, net written premium was $56.2 million, and net earned premium was $46.6 million. Reciprocal Exchanges combined ratio(12,13) excluding non-cash amortization of intangible assets was 100.1% with a loss and LAE ratio of 75.7% and an expense ratio(11,13) of 24.4%.

Second quarter 2019 investment income grew to $35.9 million, compared to $26.2 million in the second quarter of 2018, with the growth primarily driven by an increase in our investment portfolio. Total investments and cash and cash equivalents (including restricted cash) were $4.6 billion as of June 30, 2019. Accumulated other comprehensive income (loss) increased to a $59.9 million gain at June 30, 2019 from a $52.1 million loss at December 31, 2018, primarily due to the impact of lower interest rates which positively impacted bond valuations.

Interest expense was $12.9 million, down from $15.0 million in the prior year’s quarter. Debt was $708.7 million at June 30, 2019, up from $705.8 million at December 31, 2018.

The second quarter of 2019 provision for income taxes was $22.3 million and the effective tax rate for the quarter was 22.2% compared with income taxes of $9.4 million and an effective rate of 17.5% in the second quarter of 2018. The effective tax rate was impacted by the implementation of tax law changes under the Tax Cuts and Jobs Act in 2018.

Stockholders’ equity was $2,479.3 million at June 30, 2019, growth of 11.6% from $2,220.8 million at December 31, 2018. Fully diluted book value per share was $17.48 at June 30, 2019, growth of 14.6% from $15.25 at December 31, 2018. Our trailing twelve month operating return on average equity (ROE)(14) was 15.2% as of June 30, 2019.

Year-to-Date P&C Segment Notable Large Losses
Year	Quarter	Event	P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
2019	Q2	Weather-related Events	$18.4	2.2%	$0.13
2019	Q1	Winter Weather	$12.1	1.6%	$0.08

2018	Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
2018	Q1	Winter Weather	$14.2	2.0%	$0.10

* Loss and LAE ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional Items

•	Auto and Homeowners Quota Share Renewals.

Effective July 1, 2019, the Company renewed its auto quota share reinsurance agreement for a two year term. Effective July 1, 2019, the Company cedes 10.0% of net liability under new and renewal auto policies with the ability to increase the cession to up to 30.0% and decrease the cession down to 5.0% under certain conditions. The Company receives a 31.2% provisional ceding commission on premiums ceded to the reinsurer during the term of the Auto Quota Share Agreement, subject to a sliding scale adjustment to a maximum of 32.8% if the loss ratio for the reinsured business is 64.7% or less and a minimum of 30.0% if the loss ratio is 67.5% or higher.

Effective July 1, 2019, the Company renewed its homeowners quota share reinsurance agreement for a one year term. Effective July 1, 2019, the Company cedes 40.0% of net liability under homeowners policies and receives a 36.0% ceding commission on new and renewal business and a portion of the in-force business. A portion of the in-force business is being run-off under the prior agreements. The weighted average expected ceding commission for all in-force business and new and renewal homeowners business is 37.5% over the contract term.

Conference Call

On Tuesday, July 30, 2019 at 9:00 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

800 Access Number:        800-346-7359
973 Access Number:        973-528-0008
Conference Entry Code:        620532
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, July 30, 2019 to 11:59 PM ET on Tuesday, August 13, 2019 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 620532. In addition, a replay of the webcast can also be retrieved at http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,192,762	$121,146	$1,313,908		$1,222,468	$117,981	$1,340,449
Net written premium	939,178	56,220	995,398		823,127	66,848	889,975
Net earned premium	984,021	46,630	1,030,651		891,103	51,803	942,906

Ceding commission income	43,346	16,846	60,192		41,982	13,426	55,408
Service and fee income	166,049	1,516	148,908	(A)	148,108	445	130,501	(G)
Net investment income	35,949	2,124	35,131	(B)	26,183	2,205	25,995	(H)
Net gain (loss) on investments	(5,274)	44	(5,230)		(18,736)	(968)	(19,704)
Total revenues	$1,224,091	$67,160	$1,269,652	(C)	$1,088,640	$66,911	$1,135,106	(I)

Expenses:
Loss and loss adjustment expense	$680,246	$35,289	$715,535		$628,650	$41,678	$670,328
Acquisition costs and other underwriting expenses	185,951	8,175	194,126		171,300	10,560	181,860
General and administrative expenses	244,827	21,597	247,767	(D)	219,662	22,819	224,429	(J)
Interest expense	12,925	2,942	12,925	(E)	15,038	2,393	15,038	(K)
Total expenses	$1,123,949	$68,003	$1,170,353	(F)	$1,034,650	$77,450	$1,091,655	(L)

Income (loss) before provision (benefit) for income taxes	$100,142	$(843)	$99,299		$53,990	$(10,539)	$43,451
Provision (benefit) for income taxes	22,266	(25)	22,241		9,442	(2,901)	6,541
Net income (loss) before non-controlling interest and dividends on preferred shares	77,876	(818)	77,058		44,548	(7,638)	36,910
Less: net income (loss) attributable to non-controlling interest	—	(818)	(818)		—	(7,638)	(7,638)
Net income before dividends on preferred shares	77,876	—	77,876		44,548	—	44,548
Less: dividends on preferred shares	8,925	—	8,925		7,875	—	7,875
Net income available to common stockholders	$68,951	$—	$68,951		$36,673	$—	$36,673

NOTES: Consolidated column includes eliminations as follows: (A) $(18,657), (B) $(2,942), (C) $(21,599), (D) $(18,657), (E) $(2,942), (F) $(21,599) || (G) $(18,052), (H) $(2,393), (I) $(20,445), (J) $(18,052), (K) $(2,393) and (L) $(20,445).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2019				2018
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$2,596,971	$226,715	$2,823,686		$2,559,510	$215,670	$2,773,579	(G)
Net written premium	2,054,887	105,175	2,160,062		1,879,192	117,426	1,996,618
Net earned premium	1,902,520	92,288	1,994,808		1,750,586	97,858	1,848,444

Ceding commission income	94,346	35,380	129,726		74,940	24,936	99,876
Service and fee income	346,437	2,886	314,415	(A)	302,868	2,891	272,623	(H)
Net investment income	70,232	4,294	68,576	(B)	51,202	4,349	51,006	(I)
Net loss on investments	(4,508)	(700)	(5,208)		(18,487)	(1,099)	(19,586)
Total revenues	$2,409,027	$134,148	$2,502,317	(C)	$2,161,109	$128,935	$2,252,363	(J)

Expenses:
Loss and loss adjustment expense	$1,290,030	$77,314	$1,367,344		$1,218,285	$86,209	$1,304,494
Acquisition costs and other underwriting expenses	389,284	16,760	406,044		328,908	21,662	350,570
General and administrative expenses	487,660	43,109	495,861	(D)	446,955	41,615	455,434	(K)
Interest expense	25,924	5,950	25,924	(E)	26,192	4,545	26,192	(L)
Total expenses	$2,192,898	$143,133	$2,295,173	(F)	$2,020,340	$154,031	$2,136,690	(M)

Income (loss) before provision (benefit) for income taxes	$216,129	$(8,985)	$207,144		$140,769	$(25,096)	$115,673
Provision (benefit) for income taxes	46,495	(1,748)	44,747		28,013	(5,270)	22,743
Net income (loss) before non-controlling interest and dividends on preferred shares	169,634	(7,237)	162,397		112,756	(19,826)	92,930
Less: net income (loss) attributable to non-controlling interest	—	(7,237)	(7,237)		—	(19,826)	(19,826)
Net income before dividends on preferred shares	169,634	—	169,634		112,756	—	112,756
Less: dividends on preferred shares	16,800	—	16,800		15,750	—	15,750
Net income available to common stockholders	$152,834	$—	$152,834		$97,006	$—	$97,006

NOTES: Consolidated column includes eliminations as follows: (A) $(34,908), (B) $(5,950), (C) $(40,858), (D) $(34,908), (E) $(5,950), (F) $(40,858) || (G) $(1,601), (H) $(33,136), (I) $(4,545), (J) $(37,681), (K) $(33,136), (L) $(4,545) and (M) $(37,681).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available to common stockholders	$68,951	$36,673	$152,834	$97,006
Basic net income per common share	$0.61	$0.34	$1.35	$0.91
Diluted net income per common share	$0.60	$0.34	$1.33	$0.89

Operating earnings attributable to NGHC (non-GAAP)(1)	$78,140	$59,484	$167,856	$127,107
Basic operating earnings per common share (non-GAAP)(1)	$0.69	$0.56	$1.48	$1.19
Diluted operating earnings per common share (non-GAAP)(1)	$0.67	$0.54	$1.45	$1.16

Dividends declared per common share	$0.04	$0.04	$0.08	$0.08

Weighted average number of basic shares outstanding	113,178,552	106,969,134	113,097,084	106,864,469
Weighted average number of diluted shares outstanding	116,050,267	109,402,465	116,062,721	109,181,041
Shares outstanding, end of period	113,215,632	107,057,771
Fully diluted shares outstanding, end of period	116,087,347	109,374,343
Book value per share	$17.92	$14.59
Fully diluted book value per share	$17.48	$14.28

Reconciliation of Net Income to Operating Earnings (Non-GAAP)(1)(14)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income available to common stockholders	$68,951	$36,673	$152,834	$97,006
Add (subtract):
Net loss on investments	5,274	18,736	4,508	18,487
Equity in (earnings) losses of equity method investments	(731)	834	203	2,303
Non-cash amortization of intangible assets	7,089	8,217	14,305	15,137
Income tax expense (benefit)	(2,443)	(4,976)	(3,994)	(5,826)
Operating earnings attributable to NGHC (non-GAAP)(1)	$78,140	$59,484	$167,856	$127,107

Operating earnings per common share (non-GAAP)(1):
Basic operating earnings per common share (non-GAAP)(1)	$0.69	$0.56	$1.48	$1.19
Diluted operating earnings per common share (non-GAAP)(1)	$0.67	$0.54	$1.45	$1.16

Balance Sheet
$ in thousands
(Unaudited)

	June 30, 2019				December 31, 2018
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$4,325,977	$321,365	$4,539,962	(A)	$4,013,699	$314,411	$4,226,806	(H)
Cash and cash equivalents, including restricted cash	244,051	289	244,340		233,383	200	233,583
Premiums and other receivables, net	1,467,727	65,053	1,532,780		1,338,485	61,327	1,399,812
Reinsurance balances (3)	1,798,741	253,869	2,052,610		2,023,911	253,501	2,277,412
Intangible assets, net	365,685	3,315	369,000		376,532	3,405	379,937
Goodwill	183,430	—	183,430		180,183	—	180,183
Other (4)	751,784	24,024	744,534	(B)	739,068	27,879	741,547	(I)
Total assets	$9,137,395	$667,915	$9,666,656	(C)	$8,905,261	$660,723	$9,439,280	(J)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,692,943	$194,297	$2,887,240		$2,778,689	$178,470	$2,957,159
Unearned premiums and other revenue	2,099,746	267,086	2,366,832		2,014,965	265,763	2,280,728
Reinsurance payable	554,685	36,733	591,418		615,872	40,393	656,265
Accounts payable and accrued expenses (5)	305,045	35,402	309,173	(D)	390,338	33,120	398,058	(K)
Debt	708,657	107,380	708,657	(E)	705,795	101,304	705,795	(L)
Other	297,057	45,411	342,468		178,764	61,640	240,404
Total liabilities	$6,658,133	$686,309	$7,205,788	(F)	$6,684,423	$680,690	$7,238,409	(M)
Stockholders’ equity:
Common stock (6)	$1,132	$—	$1,132		$1,129	$—	$1,129
Preferred stock (7)	450,000	—	450,000		450,000	—	450,000
Additional paid-in capital	1,060,379	—	1,060,379		1,057,783	—	1,057,783
Accumulated other comprehensive income (loss)	59,910	—	59,910		(52,130)	—	(52,130)
Retained earnings	907,841	—	907,841		764,056	—	764,056
Total National General Holdings Corp. stockholders’ equity	2,479,262	—	2,479,262		2,220,838	—	2,220,838
Non-controlling interest	—	(18,394)	(18,394)		—	(19,967)	(19,967)
Total stockholders’ equity	$2,479,262	$(18,394)	$2,460,868		$2,220,838	$(19,967)	$2,200,871
Total liabilities and stockholders’ equity	$9,137,395	$667,915	$9,666,656	(G)	$8,905,261	$660,723	$9,439,280	(N)

NOTES: Consolidated column includes eliminations as follows: (A) $(107,380), (B) $(31,274), (C) $(138,654), (D) $(31,274), (E) $(107,380), (F) $(138,654), (G) $(138,654) || (H) $(101,304), (I) $(25,400), (J) $(126,704), (K) $(25,400), (L) $(101,304), (M) $(126,704) and (N) $(126,704).

Segment Information - Second Quarter
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,021,090	$171,672	$1,192,762	$121,146	$1,065,632	$156,836	$1,222,468	$117,981
Net written premium	786,471	152,707	939,178	56,220	683,869	139,258	823,127	66,848
Net earned premium	817,972	166,049	984,021	46,630	734,934	156,169	891,103	51,803

Ceding commission income	39,418	3,928	43,346	16,846	41,720	262	41,982	13,426
Service and fee income	113,112	52,937	166,049	1,516	105,167	42,941	148,108	445
Total underwriting revenues	$970,502	$222,914	$1,193,416	$64,992	$881,821	$199,372	$1,081,193	$65,674

Loss and loss adjustment expense	593,922	86,324	680,246	35,289	540,216	88,434	628,650	41,678
Acquisition costs and other underwriting expenses	137,950	48,001	185,951	8,175	123,183	48,117	171,300	10,560
General and administrative expenses	183,535	61,292	244,827	21,597	172,530	47,132	219,662	22,819
Total underwriting expenses	$915,407	$195,617	$1,111,024	$65,061	$835,929	$183,683	$1,019,612	$75,057

Underwriting income (loss)	55,095	27,297	82,392	(69)	45,892	15,689	61,581	(9,383)
Non-cash amortization of intangible assets	5,412	1,677	7,089	12	6,179	2,038	8,217	(26)
Underwriting income (loss) before amortization and impairment	$60,507	$28,974	$89,481	$(57)	$52,071	$17,727	$69,798	$(9,409)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	72.6%	52.0%	69.1%	75.7%	73.5%	56.6%	70.5%	80.5%
Operating expense ratio (Non-GAAP) (9)	20.7%	31.6%	22.5%	24.5%	20.3%	33.3%	22.5%	37.7%
Combined ratio (Non-GAAP) (10)	93.3%	83.6%	91.6%	100.2%	93.8%	89.9%	93.0%	118.2%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	72.6%	52.0%	69.1%	75.7%	73.5%	56.6%	70.5%	80.5%
Operating expense ratio (Non-GAAP) (11)	20.0%	30.6%	21.8%	24.4%	19.4%	32.0%	21.6%	37.7%
Combined ratio before amortization and impairment (Non-GAAP) (12)	92.6%	82.6%	90.9%	100.1%	92.9%	88.6%	92.1%	118.2%

NOTE: Loss and loss adjustment expenses for the three months ended June 30, 2019 included $10,396 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $8,135 of favorable development in the A&H segment, versus $5,383 of favorable development in the P&C segment, and $8,040 of favorable development in the A&H segment for the three months ended June 30, 2018.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$2,166,755	$430,216	$2,596,971	$226,715	$2,168,898	$390,612	$2,559,510	$215,670
Net written premium	1,701,999	352,888	2,054,887	105,175	1,516,581	362,611	1,879,192	117,426
Net earned premium	1,574,891	327,629	1,902,520	92,288	1,440,541	310,045	1,750,586	97,858

Ceding commission income	87,827	6,519	94,346	35,380	74,420	520	74,940	24,936
Service and fee income	232,488	113,949	346,437	2,886	214,740	88,128	302,868	2,891
Total underwriting revenues	$1,895,206	$448,097	$2,343,303	$130,554	$1,729,701	$398,693	$2,128,394	$125,685

Loss and loss adjustment expense	1,118,957	171,073	1,290,030	77,314	1,038,573	179,712	1,218,285	86,209
Acquisition costs and other underwriting expenses	283,435	105,849	389,284	16,760	237,183	91,725	328,908	21,662
General and administrative expenses	367,730	119,930	487,660	43,109	349,215	97,740	446,955	41,615
Total underwriting expenses	$1,770,122	$396,852	$2,166,974	$137,183	$1,624,971	$369,177	$1,994,148	$149,486

Underwriting income (loss)	125,084	51,245	176,329	(6,629)	104,730	29,516	134,246	(23,801)
Non-cash amortization of intangible assets	10,897	3,408	14,305	23	11,579	3,558	15,137	(53)
Underwriting income (loss) before amortization and impairment	$135,981	$54,653	$190,634	$(6,606)	$116,309	$33,074	$149,383	$(23,854)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	71.0%	52.2%	67.8%	83.8%	72.1%	58.0%	69.6%	88.1%
Operating expense ratio (Non-GAAP) (9)	21.0%	32.1%	22.9%	23.4%	20.6%	32.5%	22.7%	36.2%
Combined ratio (Non-GAAP) (10)	92.0%	84.3%	90.7%	107.2%	92.7%	90.5%	92.3%	124.3%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	71.0%	52.2%	67.8%	83.8%	72.1%	58.0%	69.6%	88.1%
Operating expense ratio (Non-GAAP) (11)	20.3%	31.1%	22.2%	23.4%	19.8%	31.4%	21.9%	36.3%
Combined ratio before amortization and impairment (Non-GAAP) (12)	91.3%	83.3%	90.0%	107.2%	91.9%	89.4%	91.5%	124.4%

NOTE: Loss and loss adjustment expenses for the six months ended June 30, 2019 included $4,882 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $18,987 of favorable development in the A&H segment, versus $20,552 of favorable development in the P&C segment, and $11,423 of favorable development in the A&H segment for the six months ended June 30, 2018.

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$915,407	$195,617	$1,111,024	$65,061	$835,929	$183,683	$1,019,612	$75,057
Less: Loss and loss adjustment expense	593,922	86,324	680,246	35,289	540,216	88,434	628,650	41,678
Less: Ceding commission income	39,418	3,928	43,346	16,846	41,720	262	41,982	13,426
Less: Service and fee income	113,112	52,937	166,049	1,516	105,167	42,941	148,108	445
Operating expense	168,955	52,428	221,383	11,410	148,826	52,046	200,872	19,508
Net earned premium	$817,972	$166,049	$984,021	$46,630	$734,934	$156,169	$891,103	$51,803
Operating expense ratio (Non-GAAP) (9)	20.7%	31.6%	22.5%	24.5%	20.3%	33.3%	22.5%	37.7%

Total underwriting expenses	$915,407	$195,617	$1,111,024	$65,061	$835,929	$183,683	$1,019,612	$75,057
Less: Loss and loss adjustment expense	593,922	86,324	680,246	35,289	540,216	88,434	628,650	41,678
Less: Ceding commission income	39,418	3,928	43,346	16,846	41,720	262	41,982	13,426
Less: Service and fee income	113,112	52,937	166,049	1,516	105,167	42,941	148,108	445
Less: Non-cash amortization of intangible assets	5,412	1,677	7,089	12	6,179	2,038	8,217	(26)
Operating expense before amortization and impairment	163,543	50,751	214,294	11,398	142,647	50,008	192,655	19,534
Net earned premium	$817,972	$166,049	$984,021	$46,630	$734,934	$156,169	$891,103	$51,803
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	20.0%	30.6%	21.8%	24.4%	19.4%	32.0%	21.6%	37.7%

Reconciliation of Operating Expense Ratio (Non-GAAP)(9,11,13)
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	2019				2018
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$1,770,122	$396,852	$2,166,974	$137,183	$1,624,971	$369,177	$1,994,148	$149,486
Less: Loss and loss adjustment expense	1,118,957	171,073	1,290,030	77,314	1,038,573	179,712	1,218,285	86,209
Less: Ceding commission income	87,827	6,519	94,346	35,380	74,420	520	74,940	24,936
Less: Service and fee income	232,488	113,949	346,437	2,886	214,740	88,128	302,868	2,891
Operating expense	330,850	105,311	436,161	21,603	297,238	100,817	398,055	35,450
Net earned premium	$1,574,891	$327,629	$1,902,520	$92,288	$1,440,541	$310,045	$1,750,586	$97,858
Operating expense ratio (Non-GAAP) (9)	21.0%	32.1%	22.9%	23.4%	20.6%	32.5%	22.7%	36.2%

Total underwriting expenses	$1,770,122	$396,852	$2,166,974	$137,183	$1,624,971	$369,177	$1,994,148	$149,486
Less: Loss and loss adjustment expense	1,118,957	171,073	1,290,030	77,314	1,038,573	179,712	1,218,285	86,209
Less: Ceding commission income	87,827	6,519	94,346	35,380	74,420	520	74,940	24,936
Less: Service and fee income	232,488	113,949	346,437	2,886	214,740	88,128	302,868	2,891
Less: Non-cash amortization of intangible assets	10,897	3,408	14,305	23	11,579	3,558	15,137	(53)
Operating expense before amortization and impairment	319,953	101,903	421,856	21,580	285,659	97,259	382,918	35,503
Net earned premium	$1,574,891	$327,629	$1,902,520	$92,288	$1,440,541	$310,045	$1,750,586	$97,858
Operating expense ratio before amortization and impairment (Non-GAAP) (11)	20.3%	31.1%	22.2%	23.4%	19.8%	31.4%	21.9%	36.3%

Premiums by Product Line
$ in thousands
(Unaudited)

	Three Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$611,312	$632,225	(3.3)%	$511,952	$485,724	5.4%	$542,834	$486,438	11.6%
Homeowners	190,037	190,706	(0.4)%	108,404	50,304	nm	102,008	79,658	28.1%
RV/Packaged	61,314	59,999	2.2%	58,167	59,118	(1.6)%	49,411	48,993	0.9%
Small Business Auto	83,829	84,986	(1.4)%	65,420	63,432	3.1%	60,059	60,104	(0.1)%
Lender-placed insurance	58,859	80,599	(27.0)%	37,214	14,887	nm	60,278	53,694	12.3%
Other	15,739	17,117	(8.1)%	5,314	10,404	(48.9)%	3,382	6,047	(44.1)%
Total Premium	$1,021,090	$1,065,632	(4.2)%	$786,471	$683,869	15.0%	$817,972	$734,934	11.3%

Accident & Health
Group	75,036	59,233	26.7%	57,960	48,827	18.7%	57,949	48,839	18.7%
Individual	82,799	78,464	5.5%	82,652	78,464	5.3%	83,916	79,329	5.8%
International	13,837	19,139	(27.7)%	12,095	11,967	1.1%	24,184	28,001	(13.6)%
Total Premium	$171,672	$156,836	9.5%	$152,707	$139,258	9.7%	$166,049	$156,169	6.3%

Total National General	$1,192,762	$1,222,468	(2.4)%	$939,178	$823,127	14.1%	$984,021	$891,103	10.4%

Reciprocal Exchanges
Personal Auto	$43,984	$42,065	4.6%	$18,661	$14,520	28.5%	$16,093	$12,462	29.1%
Homeowners	76,140	74,895	1.7%	37,211	52,016	(28.5)%	30,225	39,109	(22.7)%
Other	1,022	1,021	0.1%	348	312	11.5%	312	232	34.5%
Total Premium	$121,146	$117,981	2.7%	$56,220	$66,848	(15.9)%	$46,630	$51,803	(10.0)%

Consolidated Total	$1,313,908	$1,340,449	(2.0)%	$995,398	$889,975	11.8%	$1,030,651	$942,906	9.3%

nm - not meaningful

Premiums by Product Line
$ in thousands
(Unaudited)

	Six Months Ended June 30,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2019	2018	Change	2019	2018	Change	2019	2018	Change
Property & Casualty
Personal Auto	$1,377,993	$1,357,437	1.5%	$1,170,872	$1,039,721	12.6%	$1,053,388	$940,654	12.0%
Homeowners	342,079	331,993	3.0%	193,649	142,900	35.5%	186,066	161,853	15.0%
RV/Packaged	113,165	109,463	3.4%	109,764	108,307	1.3%	99,716	94,682	5.3%
Small Business Auto	169,707	171,230	(0.9)%	139,606	128,159	8.9%	127,692	118,666	7.6%
Lender-placed insurance	134,797	165,533	(18.6)%	79,284	78,101	1.5%	101,996	114,163	(10.7)%
Other	29,014	33,242	(12.7)%	8,824	19,393	(54.5)%	6,033	10,523	(42.7)%
Total Premium	$2,166,755	$2,168,898	(0.1)%	$1,701,999	$1,516,581	12.2%	$1,574,891	$1,440,541	9.3%

Accident & Health
Group	139,974	115,293	21.4%	111,910	94,464	18.5%	111,912	94,478	18.5%
Individual	166,991	153,512	8.8%	166,775	153,512	8.6%	166,151	153,195	8.5%
International	123,251	121,807	1.2%	74,203	114,635	(35.3)%	49,566	62,372	(20.5)%
Total Premium	$430,216	$390,612	10.1%	$352,888	$362,611	(2.7)%	$327,629	$310,045	5.7%

Total National General	$2,596,971	$2,559,510	1.5%	$2,054,887	$1,879,192	9.3%	$1,902,520	$1,750,586	8.7%

Reciprocal Exchanges
Personal Auto	$80,846	$76,362	5.9%	$34,306	$28,015	22.5%	$31,954	$25,459	25.5%
Homeowners	143,940	137,416	4.7%	70,227	88,824	(20.9)%	59,716	71,880	(16.9)%
Other	1,929	1,892	2.0%	642	587	9.4%	618	519	19.1%
Total Premium	$226,715	$215,670	5.1%	$105,175	$117,426	(10.4)%	$92,288	$97,858	(5.7)%

Consolidated Total (A)	$2,823,686	$2,773,579	1.8%	$2,160,062	$1,996,618	8.2%	$1,994,808	$1,848,444	7.9%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively.

Fee Income
$ in thousands
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	Change	2019	2018	Change
Property & Casualty
Service and Fee Income	$113,112	$105,167	7.6%	$232,488	$214,740	8.3%
Ceding Commission Income	39,418	41,720	(5.5)%	87,827	74,420	18.0%
Property & Casualty	$152,530	$146,887	3.8%	$320,315	$289,160	10.8%

Accident & Health
Service and Fee Income
Group	$32,862	$24,756	32.7%	$63,236	$49,570	27.6%
Individual	1,242	2,164	(42.6)%	3,378	3,461	(2.4)%
Third Party Fee	18,833	16,021	17.6%	47,335	35,097	34.9%
Total Service and Fee Income	52,937	42,941	23.3%	113,949	88,128	29.3%
Ceding Commission Income	3,928	262	nm	6,519	520	nm
Accident and Health	$56,865	$43,203	31.6%	$120,468	$88,648	35.9%

Total National General	$209,395	$190,090	10.2%	$440,783	$377,808	16.7%

Reciprocal Exchanges
Service and Fee Income	$1,516	$445	nm	$2,886	$2,891	(0.2)%
Ceding Commission Income	16,846	13,426	25.5%	35,380	24,936	41.9%
Reciprocal Exchanges	$18,362	$13,871	32.4%	$38,266	$27,827	37.5%

Consolidated Total (A)	$209,100	$185,909	12.5%	$444,141	$372,499	19.2%

nm - not meaningful

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges in Service and Fee Income of $(18,657) and $(18,052) in the three months ended June 30, 2019 and 2018, respectively, and $(34,908) and $(33,136) in the six months ended June 30, 2019 and 2018, respectively.

Additional Disclosures
(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets, and any significant non-recurring or infrequent items that may not be indicative of ongoing operations. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(2) Total investments includes $235,141 and $233,723 in related parties at June 30, 2019 and December 31, 2018, respectively.
(3) Reinsurance balances includes $5,664 and $7,425 from related parties at June 30, 2019 and December 31, 2018, respectively.
(4) Other includes $2,376 and $2,362 from related parties at June 30, 2019 and December 31, 2018, respectively.
(5) Accounts payable and accrued expenses includes $2,454 and $69,874 to related parties at June 30, 2019 and December 31, 2018, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 113,215,632 shares - June 30, 2019; authorized 150,000,000 shares, issued and outstanding 112,940,595 shares - December 31, 2018.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - June 30, 2019; authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2018.
(8) Loss and loss adjustment expense ratio (loss ratio) is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business.
(10) Combined ratio is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio (non-GAAP)(9) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(11) Operating expense ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income and service and fee income less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Management believes that this measure provides a more useful comparison to the operating expense ratio of other insurance companies involved in fewer acquisitions.
(12) Combined ratio before amortization and impairment is a non-GAAP financial measure defined by the Company, which is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio(8) and the operating expense ratio before amortization and impairment (non-GAAP)(11) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. Management believes that this measure of underwriting profitability provides a more useful comparison to the combined ratio of other insurance companies involved in fewer acquisitions. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss.
(13) Combined ratio (non-GAAP), operating expense ratio (non-GAAP), combined ratio before amortization and impairment (non-GAAP) and operating expense ratio before amortization and impairment (non-GAAP) are considered non-GAAP financial measures under applicable SEC rules. Other companies may calculate these ratios differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings (non-GAAP) to average shareholders’ equity for the same twelve-month period. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Combined ratio excluding losses from various weather-related events, is calculated by taking the combined ratio as defined in Note 12, and adjusting it to exclude the total net losses of $18.4 million and $20.5 million from these events for the three months ended June 30, 2019 and 2018, respectively. The Company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

Year		Combined Ratio (12)	Impact of Weather-related Events	Combined Ratio Excluding Weather-related Events (15)
2019	P&C Segment	92.6%	2.2%	90.4%

2019	Overall NGHC	90.9%	1.2%	89.7%

2018	P&C Segment	92.9%	2.8%	90.1%

2018	Overall NGHC	92.1%	2.3%	89.8%

(16) Our products in the P&C segment include personal auto, homeowners, RV/Packaged, small business auto, lender-placed insurance and other products. The personal auto product includes policies for standard, preferred and nonstandard automobile insurance. The homeowners product includes multiple-peril policies and personal umbrella coverage to the homeowner. The RV/Packaged product offers policies that include RV automatic personal effects coverage, optional replacement cost coverage, RV storage coverage and full-time liability coverage. The small business auto product offers policies that include liability and physical damage coverage for light-to-medium duty commercial vehicles. The lender-placed insurance product offers fire, home and flood products, as well as collateral protection insurance and guaranteed asset protection products for automobiles. Our products and revenue in the A&H segment include group, individual and third party fees. The group product includes revenue from our small group self-funded product. The individual product line includes revenue from our supplemental products including short-term medical, accident/AD&D, hospital indemnity, cancer/critical illness, dental and term life insurance. Third party fees include commission and general agent fees for selling policies issued by third-party insurance companies, fees generated through selling our technology products to third parties and fees from our international health insurance offerings.

Investor Contact

Investor Relations Department
Phone: 212-380-9462
Email: InvestorRelations@NGIC.COM